UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Hasbro, Inc.
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On May 9, 2022, Hasbro, Inc. (“Hasbro”) issued the following press release in connection with Hasbro’s 2022 annual meeting of shareholders, which contains a copy of a letter to shareholders issued by Hasbro’s Board of Directors.

FOR IMMEDIATE RELEASE

Hasbro Board of Directors Issues Letter to Shareholders

Urges Shareholders to Vote on WHITE Proxy Card

PAWTUCKET, R.I. – May 9, 2022—Hasbro, Inc. (NASDAQ: HAS) (“Hasbro” or the “Company”), a global play and entertainment company, today issued the following letter to Hasbro shareholders in connection with the Company’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”) to be held on June 8, 2022.

For information about the 2022 Annual Meeting, please visit: www.HasbroGamePlan.com.

The full text of the letter follows.

May 9, 2022

Dear Shareholders,

Together with members of the Hasbro team, our new CEO, Chris Cocks, has spent the last several weeks meeting with many of you. We greatly appreciate the discussions we have had and the constructive relationships we have built with our shareholders through a strong history of engagement. The candid feedback we have received is invaluable as we support Chris in developing and executing our vision for the future of Hasbro.

At our annual meeting on June 8, 2022, you face an important decision about Hasbro’s future under the direction of our newly appointed CEO, Chris Cocks. Vote the WHITE proxy card today.

The Hasbro Board is fully aligned with Chris. He has only been Hasbro’s CEO for about 100 days, but his gameplan to unlock value for shareholders is clear: grow our world class portfolio of brands and amplify our industry-leading gaming portfolio by putting the consumer at the center of everything we do and creating direct relationships with our fans.

As part of our ongoing commitment to board refreshment and to match the evolving and future needs of our business, we recently appointed two industry experts, Liz Hamren and Blake Jorgensen, to our Board. Liz and Blake each have a strong track record of driving change and value creation, and they bring valuable critical thinking in digital gaming, technology, brand development and capital allocation. They will advise and challenge Chris and the entire management team, along with the full Board, to drive our multigenerational play and entertainment strategy in games and the future of direct, interactive entertainment.

Our full Board plays a critical role overseeing the Company’s strategy and capital allocation. The Board is fully committed to work closely with Chris and his team to make capital decisions that benefit all our shareholders. Our Board Finance Committee has a mandate to ensure every capital allocation decision is made through the lens of what will deliver the most value to our shareholders by driving sustainable, profitable growth of the business.

Wizards’ exceptional track record – a result of the partnership between Chris and the Board – is a strong example of our successful investment approach and how we drive value for ALL of our shareholders

As you vote at the 2022 annual meeting, we strongly encourage you to consider the partnership between Chris and the Board over the past six years and the success resulting from disciplined capital allocation that has driven value at Wizards. Chris’s track record is clear: in his role as president and chief operating officer of Wizards, in partnership with us, he doubled the size of the business over a three-year period and increased revenue 42% to $1.28 billion in 2021 alone.

As highlighted in our last letter to shareholders, investing in Wizards has been – and will continue to be – a top priority for Hasbro. Over the last five years, the Board has overseen the investment of over $1 billion in Wizards, driving profitability and delivering 150% growth in MAGIC: THE GATHERING alone. These investments have elevated Hasbro’s gaming portfolio into one of the largest and most profitable in the industry.

Our focus on key strategic investments is evident in our recently announced decision to acquire D&D Beyond.  This acquisition is expected to accelerate our growth in gaming and direct to consumer and is in line with Chris and the Board’s focus on disciplined capital allocation. The investment decision was made following a disciplined assessment of its growth and profitability impact, strategic value, synergy opportunity and projected return on investment.

With the support of our Board, Chris is focused on applying the capital discipline and winning decision-making that he successfully demonstrated during his time at Wizards to the rest of the business to position Hasbro for long term success and superior shareholder returns.

Hasbro’s fundamental approach to capital allocation is to focus on where we can drive the greatest business results and the strongest returns

Our Board has demonstrated its commitment to exploring all options for value creation. For example, while the timing of our eOne acquisition was unfortunate given the disruptive industry-wide impacts of the COVID-19 pandemic on TV and film production and theatrical distribution, as part of our continuous review of options to unlock shareholder value, the Board approved a sale of eOne’s music business – which was not core to our Brand Blueprint strategy – while keeping valuable strategic assets from the acquisition intact. With the proceeds of the divestiture and our cash flow from operations, we were able to strategically invest in other core areas of the business and pay down more than $1 billion in long-term debt during 2021, while maintaining the dividend to our shareholders.

We are on track to achieve our targeted $130 million of synergies from the eOne acquisition. With TV and film production returning to pre-COVID levels, the owned entertainment production capabilities we have in eOne will enable consumers to engage with our iconic brands across the Brand Blueprint. Our upcoming MAGIC: THE GATHERING Netflix series and the theatrical release of the blockbuster DUNGEONS & DRAGONS: HONOR AMONG THIEVES feature film in 2023 were greatly enhanced and accelerated by being part of eOne and are strong testaments to the acquisition’s value and the power of our Brand Blueprint strategy.

VOTE THE WHITE PROXY CARD TODAY

The Board of Directors of Hasbro recommends shareholders vote “FOR ALL” the nominees proposed by the Hasbro Board at the upcoming annual meeting on the WHITE proxy card. Hasbro urges shareholders to vote their shares in advance of the annual meeting by one of the following methods:

We encourage shareholders NOT to sign, return or vote any gold proxy card sent to you by Alta Fox. Only the latest dated proxy card will count at Hasbro’s 2022 annual meeting. Shareholders who have any questions or need assistance voting may contact the Company’s proxy solicitors, Innisfree M&A Incorporated, toll-free at 1 (877) 825-8971, or Morrow Sodali LLC, toll-free at 1 (800) 662-5200.

Thank you for your continued support of Hasbro.

Sincerely,
The Hasbro Board of Directors

About Hasbro

Hasbro (NASDAQ: HAS) is a global play and entertainment company committed to making the world a better place for all children, fans and families. Hasbro delivers immersive brand experiences for global audiences through consumer products, including toys and games; entertainment through eOne, its independent studio; and gaming, led by the team at Wizards of the Coast, an award-winning developer of tabletop and digital games best known for fantasy franchises MAGIC: THE GATHERING and DUNGEONS & DRAGONS.

The company’s unparalleled portfolio of approximately 1,500 brands includes MAGIC: THE GATHERING, NERF, MY LITTLE PONY, TRANSFORMERS, PLAY-DOH, MONOPOLY, BABY ALIVE, DUNGEONS & DRAGONS, POWER RANGERS, PEPPA PIG and PJ MASKS, as well as premier partner brands. For the past decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media and one of the World’s Most Ethical Companies by Ethisphere Institute. Important business and brand updates are routinely shared on our Investor Relations website, Newsroom and social channels (@Hasbro on Twitter, Instagram, Facebook and LinkedIn.)

© 2022 Hasbro, Inc. All Rights Reserved.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Among other things, these forward-looking statements may include statements concerning: the impact and contributions of our new director appointments, and our ability to achieve our financial and business plans, goals and objectives, including achieving long-term sustainable profitable growth and long-term value for shareholders. Specific factors that might cause such a difference include those risks detailed from time to time in Hasbro’s filings with the SEC. The statements contained herein are based on Hasbro’s current beliefs and expectations and speak only as of the date of this communication. Except as may be required by law, Hasbro does not undertake any obligation to make any revisions to the forward-looking statements contained in this communication or to update them to reflect events or circumstances occurring after the date of this communication. You should not place undue reliance on forward-looking statements.

Additional Information and Where to Find It

Hasbro has filed with the SEC a definitive proxy statement on Schedule 14A on April 25, 2022, containing a form of WHITE proxy card, and other relevant documents with respect to its solicitation of proxies for Hasbro’s 2022 annual meeting of shareholders (the “2022 annual meeting”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY HASBRO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Hasbro free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Hasbro are also available free of charge by accessing Hasbro’s website at www.hasbro.com.

Participants to the Solicitation

Hasbro, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Hasbro in connection with matters to be considered at the 2022 annual meeting. Information about Hasbro’s executive officers and directors, including information regarding the direct and indirect interests, by security holdings or otherwise, is available in Hasbro’s definitive proxy statement for the 2022 annual meeting, which was filed with the SEC on April 25, 2022. To the extent holdings of Hasbro securities reported in the definitive proxy statement for the 2022 annual meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

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Investors: Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com
Media: Carrie Ratner | Hasbro, Inc. | (401) 556-2720 | carrie.ratner@hasbro.com